Exhibit 10.3

ADVISORY SERVICES AGREEMENT

This ADVISORY SERVICES AGREEMENT (this “Agreement”), dated and effective as of 12 December, 2019 (the “Effective Date”), is entered into by and between EverArc Holdings Limited, a company incorporated in the British Virgin Islands (the “Company”), and EverArc Founders LLC, a limited liability company (“Advisor”).

WHEREAS, the Company requires the services of Advisor, among other reasons, to advise the Company in connection with fulfilling its objectives, as set forth in the Prospectus (defined below), in identifying potential acquisition opportunities and in executing the Acquisition (defined below);

WHEREAS, the Company will also benefit from the Services (as defined below) provided by Advisor following such Acquisition; and

WHEREAS, the Company desires to receive from Advisor, and Advisor desires to provide to the Company, the Services pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1. Agreement; Term.

(a) The Company hereby retains Advisor to perform, and Advisor agrees to render to the Company and its direct and indirect subsidiaries from time to time (“Subsidiaries”), on the terms herein set forth, the following services (collectively, the “Services”):

(i)	from Admission until the consummation of the Acquisition (“Phase 1”), the following services:

(A)	advise with respect to identifying target opportunities and the due diligence and other review of target business opportunities;

(B)	advise with the negotiation and documentation of the Acquisition; and

(C)	advise regarding investor relations with respect to the Acquisition.

(ii)	From and after the consummation of the Acquisition (“Phase 2”), the following services:

(A)	provide strategic and capital allocation advice; and

(B)	such other advisory services relating to the Company and its Subsidiaries as may from time to time be mutually agreed to among the parties.

(b) It is expressly understood and agreed that Advisor shall devote only so much time, and shall consult with and advise the officers and directors of the Company only to such extent and, at such times and places, as may be mutually convenient to the Company and Advisor. Advisor shall be free to provide similar services to such other business enterprises or activities as Advisor may deem fit without any limitation or restriction whatsoever.

(c) The Services shall be provided by Advisor through one or more of the following officers of Advisor: W. Nicholas Howley, William N. Thorndike and Tracy Britt Cool (the “Providers”). In the event of the resignation, death or disability of all of such Providers, the Advisor may, with the consent of the Company (which may not be unreasonably withheld or delayed), provide substitute Providers.

2. Term; Termination and Termination Payment.

(a) The term of this Agreement shall commence as of the Effective Date and shall terminate on the expiration of the tenth (10th) full fiscal year following the closing of the Acquisition. This Agreement may be terminated by the Company at any time if Advisor engages in any criminal conduct or in any willful misconduct which is harmful to the Company (in each case, as determined by a court of competent jurisdiction in the State of New York). Additionally, this Agreement may be terminated at any time during Phase 2 (i) by Advisor if the Company ceases to be traded on the London Stock Exchange, New York Stock Exchange or Nasdaq or (ii) by Advisor or the Company if there is (A) a consummation of a Sale of the Company or (B) a liquidation of the Company pursuant to applicable bankruptcy, insolvency or other similar laws.

(b) Upon termination in (a)(i) or (a)(ii)(A) above, in each case, the Company shall pay to Advisor an amount in cash equal to (i) the Fixed Annual Advisory Amount for the year in which termination occurs and for each remaining year of the term of this Agreement and (ii) the Variable Annual Advisory Amount that would have been payable to Advisor for the year of such termination and for each remaining year of the term of this Agreement, in each case using the Payment Price as determined in (c) below.

(c) For the purposes of calculating the amount due in (b) above, in each case the Payment Price in the year of termination will be calculated on the basis of a shortened Payment Year ending on the Trading Day immediately prior to the date of termination, save that in the event of (i) a Sale of the Company, as described in subsection (b) or (c) of such defined term, the Payment Price will be the price per Ordinary Share paid by the relevant third party (if such payment is not made in cash, the Payment Price will be the cash equivalent of the price per Ordinary Share paid by the relevant third party) and (ii) a Sale of the Company, as described in subsection (a) of such defined term, the Payment Price will be the amount paid by the relevant third party (or cash equivalent if such payment is not made in cash) divided by the Founder Advisory Agreement Calculation Number. For each remaining year of the term of this Agreement the Payment Price in each case will then increase by 15% each year. No account shall be taken of any Payment Price in any year preceding the termination when calculating amounts due on termination.

(d) The amount payable in (b) will be immediately due and payable in cash on the date of termination, which, in the event of a Sale of the Company shall, be the date of the consummation thereof.

3. Variable Annual Advisory Amount; Fixed Annual Advisory Amount and Expenses.

(a) Commencing from consummation of the Acquisition, and provided that the Payment Price per Ordinary Share is at least $10.00, Advisor will be entitled to receive a variable annual advisory amount (the “Variable Annual Advisory Amount”) for the financial year in which the Acquisition is completed and for a further ten (10) full financial years. In the first Payment Year in which such amount becomes payable, such amount will be equal in value to (i) eighteen percent (18%) of the increase in the market value of one Ordinary Share, being the difference between $10.00 and the Payment Price, multiplied by (ii) the Founder Advisory Agreement Calculation Number. Thereafter, the Variable Annual Advisory Amount will only become payable if the Payment Price during any subsequent Payment Year is greater than the highest Payment Price in any preceding Payment Year in which an amount was paid in respect of this Agreement. Such Variable Annual Advisory Amount will be equal in value to eighteen percent (18%) of the increase in the Payment Price over the highest Payment Price in any preceding Payment Year multiplied by the Founder Advisory Agreement Calculation Number. The Variable Annual Advisory Amount, if any, will be paid on the relevant Payment Date by the issue to Advisor of such number of whole Ordinary Shares as is equal to the Variable Annual Advisory Amount to which it is entitled divided by the Payment Price (provided that any fractional Ordinary Shares due to a holder resulting from such calculation shall not be issued and such holder shall be entitled to be paid the nearest lower whole number of Ordinary Shares) or partly in cash, at the election of Advisor provided that at least fifty percent (50%) of the amount payable is paid in Ordinary Shares. Any such cash election by Advisor shall be made by January 30th following the Payment Year.

(b) In addition to the right to receive the Variable Annual Advisory Amount, commencing from consummation of the Acquisition, for the financial year in which the Acquisition is completed and for a further six (6) full financial years, Advisor shall be entitled to an amount equal to such number of Ordinary Shares as is equal to one and a half percent (1.5%) of the Founder Advisory Agreement Calculation Number payable on the relevant Payment Date in Ordinary Shares or partly in cash at the Payment Price for the relevant Payment Year, at the election of Advisor provided that at least fifty percent (50%) of the amount payable is paid in Ordinary Shares (the “Fixed Annual Advisory Amount”). Any such cash election by Advisor shall be made by January 30th following the Payment Year.

(c) The amounts used for the purposes of calculating the Variable Annual Advisory Amount or the Fixed Annual Advisory Amount and the relevant numbers of Ordinary Shares shall be adjusted to reflect any split or reverse split of the Ordinary Shares in issue after the date of Admission.

(d) In the event of the Company entering liquidation, the Payment Date for the relevant Payment Year shall be the Trading Day immediately prior to the date of commencement of liquidation and accordingly a Variable Annual Advisory Amount and Fixed Annual Advisory Amount shall be calculated as of such Payment Date and be payable on the relevant Payment Date.

(e) In the event a Variable Annual Advisory Amount or Fixed Annual Advisory Amount is payable in Ordinary Shares, where the Ordinary Shares (or any interests therein) are listed or traded on any stock exchange or securities market the Company shall use reasonable efforts, including the issue of any prospectus, listing document or similar as may be required, to procure that, upon the payment of the Variable Annual Advisory Amount or Fixed Annual Advisory Amount, the Ordinary Shares arising from such payment (or any interests therein) are promptly admitted to such stock exchange or securities market (or where more than one, all of them) and that any interests in the Ordinary Shares (including depositary interests) be capable of being freely transferred in a Relevant System.

(f) The Company shall reimburse Advisor for the cost of all reasonable out-of-pocket fees and expenses incurred by Advisor and its affiliates in the performance of the Services hereunder and all matters related thereto. The aforementioned expenses will be payable by the Company to Advisor or its designee promptly following presentation by Advisor of invoices for such expenses.

(g) For the avoidance of doubt, the payments made to the Advisor pursuant to this Section 3 shall be made in addition to any fees, payments or other compensation paid to any Provider by the Company and/or any of its Subsidiaries, such as any fees for service on the board of directors of the Company (the “Board”) on terms similar to the independent directors.

4. Board Composition. During the term of this Agreement, Advisor shall have the right to nominate for election to the Board six (6) directors (the “Designees”) and, subject to any such Designee having consented in writing to such appointment pursuant to section 112 of the Act and not being disqualified for appointment pursuant to section Ill of the Act, the Company shall cause each Designee to be appointed as a director of the Board. If the Advisor notifies the Company in writing to remove any Designee, the Company shall cause the Designee to be removed as a director of the Board and the Advisor shall have the right to nominate another Designee to fill the vacancy (and to subsequently nominate any further Designee and subsequently request their removal from time to time).

5. Relationship of the Parties. Advisor is providing the Services hereunder as an independent contractor. Nothing in this Agreement shall be deemed to constitute the parties hereto as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity, nor in any manner create any employer-employee or principal-agent relationship between the Company and/or any of its Subsidiaries on the one hand, and Advisor or any of Advisor’s members. Advisors, officers or employees on the other hand (notwithstanding the fact that the Company and Advisor may have in common any officers, directors, shareholders, members, managers, employees, or other personnel).

6. Directors and Officers. Nothing in this Agreement shall be construed to relieve the directors or officers of the Company and its Subsidiaries from the performance of their respective duties or limit the exercise of their powers in accordance with the Company’s and its Subsidiaries’ memorandum and articles of association, charter, bylaws, operating agreement, other constituent documents, applicable law, or otherwise. The activities of the Company and its Subsidiaries shall at all times be subject to the control and direction of their respective directors and officers. The Company and its Subsidiaries reserve the right to make all decisions with regard to any matter upon which Advisor has rendered its advice and consultation. The Company, its Subsidiaries and Advisor expressly acknowledge and agree that Advisor is being engaged by the Company and its Subsidiaries to provide the Services to the Company and its Subsidiaries, for which Advisor will be compensated pursuant to the terms of this Agreement. Advisor shall not, and shall have no authority to, control the Company or its Subsidiaries or the Company’s or its Subsidiaries’ day-to-day operations, whether through the performance of Advisor’s duties hereunder or otherwise. The Company’s and its Subsidiaries’ directors, officers and employees shall retain all responsibility for the Company, its Subsidiaries and their operations as and to the extent required by the Company’s and its Subsidiaries’ memorandum and articles of association, charter, bylaws, operating agreement, other constituent documents, and applicable law.

7. Limitation of Liability. Neither Advisor nor any of its affiliates, nor any of their respective members, managers, partners, directors, officers, employees, agents and/or controlling persons, nor any successor by operation of law (including by merger) of any such person, nor any entity that acquires all or substantially all of the assets of any such person in a single transaction or series of related transactions (all of the foregoing, collectively, the “Advisor Indemnitees”) shall be liable to the Company or any of its Subsidiaries or affiliates or any of the security holders or creditors of the Company or any of its affiliates for (i) any damage, loss, liability, deficiency, diminution in value, action, suit, claim, proceeding, investigation, audit, demand, assessment, fine, judgment, cost or other expense (including, without limitation, legal fees and expenses) (collectively “Liabilities”) directly or indirectly (whether direct or indirect, in contract or tort or otherwise) arising out of, related to, caused by, based upon or in connection with the performance of the Services contemplated by this Agreement unless such Liability shall be proven to result directly and primarily from the willful misconduct of such person or (ii) any Outside Activities (as defined below). Advisor makes no representations or warranties, express or implied, in respect of the Services provided by any Advisor Indemnitee. In no event will any Advisor Indemnitee be liable to the Company (x) for any special, indirect, punitive, incidental or consequential damages, including, without limitation, loss of profits or savings or lost business, whether or not such damages are foreseeable or such Advisor Indemnitee has been advised of the possibility of such damages or (y) in respect of any Liabilities relating to any third party claims (whether based in contract, tort or otherwise), except as set forth in Section 8 below. Under no circumstances will the aggregate of any and all Liabilities of Advisor Indemnitees exceed, in the aggregate, the fees actually paid to Advisor hereunder.

8. Indemnification. The Company and its Subsidiaries shall jointly and severally reimburse, defend, indemnify and hold Advisor Indemnitees, and each of them, harmless from and against any Liabilities arising out of, related to, caused by, based upon or in connection with (a) any act or omission of, or on behalf of, the Company, any of its Subsidiaries, Advisor or any of Advisor Indemnitees, except to the extent proven to result directly and primarily from the willful misconduct of the person seeking indemnification, or (b) any act or omission made at the direction of the Company or any of its Subsidiaries (collectively, “Claims”). The Company and its Subsidiaries and affiliates shall jointly and severally defend at their own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company, its Subsidiaries or any of their affiliates, or any Advisor Indemnitee or in which any Advisor Indemnitee may be impleaded with others upon any Claims, or upon any matter, directly or indirectly arising out of, related to, caused by, based upon or in connection with this Agreement or the performance (or failure of performance) hereof by any Advisor Indemnitee.

9. Notices. All notices, requests, demands or other communications permitted or required to be given hereunder shall be given or made in writing and shall be (i) delivered personally (including delivery by commercial courier) or (ii) sent by registered or certified airmail, postage prepaid, addressed to the party to whom they are directed at the following addresses, or at such other address as ay be designated by notice from such party hereunder:

To the Company:

EverArc Holdings Limited

C/O Oak Fund Services (Guernsey) Limited

Attention: C/O Mark Woodall

To Advisor:

EverArc Founders LLC

160 Greentree Drive, Suite 101, the City of Dover, County of Kent, Delaware 19904

Attention: The Managers

Any notice, request, demand or other communication permitted or required to be given hereunder shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with a nationally recognized overnight delivery service with an order for next-day delivery, with the cost of delivery prepaid for the account of the sender; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) if delivered by other means, when actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day).

10. Assignment; Successors and Assigns. This Agreement and the rights, duties and obligations of the Company and its Subsidiaries hereunder may not be assigned or delegated by the Company or its Subsidiaries without the prior written consent of Advisor. This Agreement and the rights, duties and obligations of Advisor hereunder may not be assigned or delegated by Advisor, other than to an affiliate of Advisor, without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned). Notwithstanding the foregoing, if, following the Acquisition, the Company is not the publicly traded entity (i.e., Company’s parent company or affiliate is publicly traded), the Company shall cause the rights and obligations of the Company under this Agreement to be assigned to and assumed by (upon consummation of the Acquisition) such publicly traded parent company or affiliate. All covenants, promises and agreements by or on behalf of the parties contained in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

11. Amendments. No amendment, supplement or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Advisor and the Company (in the case of an amendment or supplement) or by the waiving party (in the case of a waiver).

12. Applicable Law; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law or choice of law that would compel the application of the substantive laws of any other jurisdiction. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

13. Section Headings. The headings of each section are contained herein for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

14. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with regard to the subject matter hereof and supersedes and replaces all prior agreements, understandings and representations, oral or written, with regard to such matters.

15. Severability. If any provision of this Agreement or application thereof under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, and both of which together shall constitute one and the same document. Any counterpart may be executed by PDF or facsimile signature and such PDF or facsimile signature shall be deemed an original.

17. Further Assurances. Each party hereto agrees to use all reasonable efforts to obtain all consents and approvals, and to do all other things, necessary for the transactions contemplated by this Agreement. The parties agree to take such further action and to deliver or cause to be delivered any additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby. The parties agree to amend this Agreement as required under the laws of any jurisdiction applicable to the Company and/or Advisor (including, those in which the Company or Advisor may be subject to in the future) in order to carry out the intentions and agreements of the parties under this Agreement.

18. Attorneys’ Fees. If any action at law or in equity is necessary or desirable to enforce or interpret the terms of this Agreement, to protect the rights obtained hereunder, or where any provision hereof is validly asserted as a defense, then Advisor shall be entitled to recover from the Company its reasonable attorneys’ fees incurred in connection therewith, including attorneys’ fees on appeal, and all costs and disbursements, in addition to any other available relief or remedy to which it may be entitled.

19. Outside Activities. The Company hereby acknowledges and agrees that one or more of Advisor Indemnitees have had, and from time to time may have, outside activities or interests that conflict or may conflict with the best interests of the Company, its Subsidiaries or any of their affiliates (collectively, “Outside Activities”), including (without limitation) investment opportunities or investments in, ownership of, or participation in entities that are or could be complementary to, or competitive with, the Company, its Subsidiaries or any of their affiliates. The Company hereby consents to all such Outside Activities, and no Advisor Indemnitee shall be liable to the Company, its Subsidiaries or any of their affiliates for breach of any duty (contractual or otherwise), including without limitation any fiduciary duties, by reason of any such activities or of such person’s participation therein. In the event that any Advisor Indemnitee acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company, its Subsidiaries or any of their affiliates, on the one hand, and any Advisor Indemnitee, on the other hand, or any other person, no Advisor Indemnitee shall have any duty (contractual or otherwise), including without limitation any fiduciary duties, to communicate, present or offer such corporate opportunity to the Company, its Subsidiaries or any of their affiliates and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, its Subsidiaries or any of their affiliates for breach of any duty (contractual or otherwise), including without limitation any fiduciary duties, by reason of the fact that any Advisor Indemnitee directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present or communicate such opportunity to the Company, its Subsidiaries or any of their affiliates, even though such corporate opportunity may be of a character that, if presented to the Company, its Subsidiaries or any of their affiliates, could be taken by the Company, its Subsidiaries or any of their affiliates, as applicable. The Company hereby renounces any interest, right, or expectancy in any such opportunity not offered to it by Advisor Indemnitees to the fullest extent permitted by law. For the avoidance of doubt, the provisions of this Section 19 shall not limit in any respect the provisions of Section 6 of this Agreement. Notwithstanding the foregoing, during Phase 1, Advisor shall present to the Company any potential transaction (which a Provider acquires knowledge of) that may be a suitable opportunity for the Company and/or its Subsidiaries (as determined by such Provider in its reasonable discretion), provided that the Advisor (and such Provider) shall not be required to present such potential transaction if there is a conflict of interest due to such Provider’s duties to a third party, including fiduciary duties, duties under “corporate opportunity” principles or contractual obligations.

20. Construction. The construction of this Agreement shall not take into consideration the party who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document.

21. Survival. The provisions contained in Sections 5 through 16 and 18 through 21 (except for the last sentence of Section 19) shall survive any termination or expiration of this Agreement. For the avoidance of doubt, the obligations of the Company to pay amounts owed to Advisor as provided herein shall survive the termination or expiration of this Agreement.

22. Certain Definitions. For purposes of this Agreement, the following defined terms shall have the meaning indicated below:

“Act” means the BVI Business Companies Act (as amended), and includes the regulations made under the Act.

“Acquisition” means the initial acquisition by the Company or by any subsidiary thereof (which may be in the form of a merger, capital stock exchange, asset acquisition, stock purchase, scheme of arrangement, reorganization or similar business combination) of an interest in an operating company or business, as contemplated by the Prospectus.

“Admission” means admission of the Ordinary Shares to the standard listing segment of the Official List and to trading on the Main Market.

“Average Price” means for any security, as of any date (or relevant period, as applicable): (i) in respect of Ordinary Shares or any other security, the volume weighted average price for such security on the London Stock Exchange as reported by Bloomberg through its “Volume at Price” functions; (ii) if the directors of the Company determine in their discretion that the London Stock Exchange is not the principal securities exchange or trading market for that security, the volume weighted average price of that security on the principal securities exchange or trading market on which that security is listed or traded as reported by Bloomberg through its “Volume at Price” functions; (iii) if the foregoing do not apply, the last closing trade price of that security in the over-the-counter market on the electronic bulletin board for that security as reported by Bloomberg; or (iv) if no last closing trade price is reported for that security by Bloomberg, the last closing ask price of that security as reported by Bloomberg. If the Average Price cannot be calculated for that security on that date on any of the foregoing bases, the Average Price of that security on such date shall be the fair market value as mutually determined by the Company and the Advisor (each acting reasonably).

“Company” shall have the meaning set forth in the Preamble. For the purposes of this Agreement, the term “Company” shall include any successor entity (by merger or otherwise).

“Founder Advisory Agreement Calculation Number” means such number of Ordinary Shares outstanding immediately following the Acquisition, including any Ordinary Shares issued pursuant to the exercise of Warrants, but excluding any Ordinary Shares issued to shareholders or other beneficial owners of a company or business acquired pursuant to or in connection with the Acquisition.

“Main Market” means the London Stock Exchange’s main market for listed securities (or, if the Ordinary Shares are not at the relevant time admitted to trading on such market, the principal stock exchange or securities market on which the Ordinary Shares are then listed or traded or if the Ordinary Shares are at the relevant time listed or traded (at the request of the Company) on more than one stock exchange or securities market, the stock exchange or securities market on which the directors of the Company, in their discretion, determine that Ordinary Shares have the greatest liquidity).

“Official List” means the Official List maintained by the Financial Conduct Authority of the United Kingdom or any successor.

“Ordinary Share” means an ordinary share of no par value in the Company.

“Payment Date” means the February 15th following the Payment Year (or the next succeeding business day if that day is not a business day), except in respect of any Variable Annual Advisory Amount or Fixed Annual Advisory Amount becoming due on the Trading Day immediately prior to the date of commencement of the Company’s liquidation, in which case the Payment Date shall be such Trading Day immediately prior to the date of commencement of the Company’s liquidation.

“Payment Price” means the Average Price per Ordinary Share for the last ten consecutive Trading Days in the relevant Payment Year or as otherwise determined in accordance with the terms of this Agreement in the event that this Agreement is terminated in certain circumstances, including if there is a Sale of the Company.

“Payment Year” means the period commencing on the date of Admission and ending on the last day of the Company’s first financial year (as of the date of Admission the first financial year ends on 31 October 2020), and thereafter each financial year of the Company, except that in the event of (i) the Company’s entry into liquidation or (ii) a termination under Section 2(a)(i) or Section 2(a)(ii)(A), the relevant Payment Year shall be shortened so as to end on the Trading Day immediately prior to the date of commencement of liquidation.

“Prospectus” means the prospectus issued by the Company in connection with Admission on or around the date of this Agreement.

“Relevant System” means a computer-based system and procedures which enable title to units of a security (including depositary interests) to be evidenced and transferred without a written instrument, and which facilitate supplementary and incidental matters.

“Sale of the Company” means: (a) the sale of all or substantially all of the assets of the Company (determined on a consolidated basis with any then-existing subsidiaries of the Company) to a third party; (b) a sale of capital stock of the Company resulting in no less than a majority of the Ordinary Shares (or other voting stock of the Company) on a fully diluted basis being held by a third party; or (c) a merger, consolidation, recapitalization, reorganization or other business combination of the Company with or into a third party that results in the inability of the shareholders of the Company immediately prior to the consummation thereof to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

“Trading Day” means any day on which the Main Market is open for business (other than a day on which the Main Market is scheduled to or does close prior to its regular weekday closing time).

“Warrants” means the warrants to subscribe for Ordinary Shares issued or, to be issued pursuant to the Warrant Instrument executed by the Company on 12 December 2019.

IN WITNESS WHEREOF, the parties have executed this Advisory Services Agreement as of the date first above written.

COMPANY: EVERARC HOLDINGS LIMITED

By:	/s/ Tracy Britt Cool
Name: Tracy Britt Cool Title: Director

ADVISOR: EVERARC FOUNDERS LLC

By:
Name: Title:

IN WITNESS WHEREOF, the parties have executed this Advisory Services Agreement as of the date first above written.

COMPANY: EVERARC HOLDINGS LIMITED

By:
Name: Title:

ADVISOR: EVERARC FOUNDERS LLC

By:
Name: Haitham Khouri Title: Founder